FOR IMMEDIATE RELEASE
Contact: Robert Forrester
Interim President and CEO
CombinatoRx, Incorporated	Gina Nugent
617-301-7100	857-753-6562
rforrester@combinatorx.com	gnugent@combinatorx.com

COMBINATORX REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER 2009

-- Positioned To Create A Sustainable Biotechnology Company --

CAMBRIDGE, Mass. – August 10, 2009 - CombinatoRx, Incorporated (NASDAQ: CRXX) today reported financial results for the second quarter ended June 30, 2009.

“In the first half of the year, CombinatoRx has entered into a merger agreement with Neuromed, a late-stage product company, entered into a significant research alliance with Novartis, reported positive clinical data on three drug candidates, published key scientific findings in Nature Biotechnology, improved the financial terms in our Fovea product development collaboration and renegotiated the lease on our office and lab space to significantly reduce our long-term financial obligations,” commented Robert Forrester, Interim President and CEO of CombinatoRx. “These accomplishments position CombinatoRx to thrive as a sustainable biotechnology company for the long-term.”

Recent Accomplishments and Business Update:

-- Entered into a merger agreement with Neuromed to create a sustainable biotechnology company bringing together the product assets and financial resources of both organizations, including potential Exalgo™ milestones and royalty revenue, and Neuromed’s proven drug development expertise, with the CombinatoRx portfolio of product candidates and our unique drug discovery capabilities. The rights to Exalgo were recently acquired by Mallinckrodt Inc., a subsidiary of Covidien plc, for $15 million in upfront payments, additional development funding of up to $16 million to cover internal and external costs associated with Exalgo, an approval milestone of $30 million, which could potentially increase up to $40 million, and tiered royalties on Exalgo net sales after FDA approval. Neuromed has filed a New Drug Application with the FDA for Exalgo, which has a November 22, 2009 PDUFA review date.

-- Entered into a strategic alliance with the Novartis Institutes for Biomedical Research, Inc. focused on the discovery of novel anti-cancer combinations utilizing the CombinatoRx proprietary combination high throughput screening (cHTS) platform and Chalice analyzer software. The collaboration will explore combination effects in cell lines representing a broad spectrum of cancers to provide a robust and systematic understanding of combination therapy opportunities. Under this non-exclusive agreement, CombinatoRx received a $4 million upfront payment and will receive funding for research support for two years. In addition, for each combination advanced by Novartis from the collaboration, CombinatoRx is eligible to receive up to $58 million in clinical, regulatory and commercial milestones. CombinatoRx retains the right to conduct oncology research on its own behalf as well as partner with others in the field of oncology, and will retain certain intellectual property rights which may arise from the collaboration research.

-- Fovea Pharmaceuticals SA reported positive results from its proof-of-concept clinical trial of PrednisporinTM (FOV1101), a CombinatoRx-derived combination drug candidate, in subjects with persistent allergic conjunctivitis. Based on these data, Fovea has announced its intentions to prepare further advanced clinical trials for Prednisporin both in the United States and in Europe. This accomplishment by a collaborator reinforces the CombinatoRx core business strategy of leveraging its discovery technology platform through strategic collaborations.

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-- Amended the research and license agreement with Fovea to enhance CombinatoRx’s economic interest in Prednisporin and the other product candidates licensed to Fovea for further ophthalmic development. Under this amended agreement, CombinatoRx will be eligible to receive milestone payments of up to approximately $65 million and increased tiered royalty payments of up to 12% on the development and commercialization of certain Fovea products generated from the CombinatoRx platform.

-- Reported positive Phase 2 clinical results with CRx-401 as an add-on to metformin in subjects with Type 2 diabetes. CRx-401 met its primary endpoint with statistically significant reductions in fasting plasma glucose and CombinatoRx observed positive non-statistically significant trends in related efficacy measures. CRx-401 may have the ability to control glucose, lipids and inflammation, presenting a beneficial overall profile for the potential treatment of Type 2 diabetes and its associated co-morbidities.

-- Presented full data on Synavive’s Phase 2 knee osteoarthritis clinical trial at the Annual European Congress of Rheumatology meeting (EULAR). The trial demonstrated rapid and sustained efficacy of Synavive in all WOMAC measurement subscales including pain, physical function and stiffness. In addition, combination effects were observed in comparison to prednisolone alone, especially in those subjects with greater disease burden and those with a high degree of hand pain upon entering the study.

-- Published new findings by CombinatoRx scientists in Nature Biotechnology, providing further evidence of the benefits of combination therapy and demonstrating improved selectivity through synergistic combinations. This systematic exploration of combination therapy was made possible by CombinatoRx’s unique combination high throughput screening (cHTS) technology. The potential of this technology has been demonstrated through notable pharmaceutical collaborations, including the recent oncology alliance with Novartis.

-- Renegotiated the lease on CombinatoRx’s Cambridge facility to reduce the total square footage by approximately 40,000 square feet (63%) and our subsequent annual lease obligations by approximately $2.0 million (57%).

Second Quarter 2009 Financial Results (Unaudited):

As of June 30, 2009, CombinatoRx had cash, cash equivalents, restricted cash and short-term investments of $30.6 million compared to $39.2 million on March 31, 2009 and $51.0 million on December 31, 2008. This decrease is primarily due to the divestiture of CombinatoRx’s Singapore operations including its cash balance, which was approximately $6.5 million at March 31, 2009 and $7.3 million at December 31, 2008.

Total revenue was $3.3 million in the second quarter of 2009 compared to $2.9 million reported in the second quarter of 2008. This increase is primarily due to the commencement of the Novartis collaboration in May 2009.

Net income for the quarter ended June 30, 2009 was $8.0 million, or $0.23 per share, as compared to a net loss of $17.6 million, or ($0.51) per share, in the second quarter of 2008. The loss from continuing operations for the quarter ended June 30, 2009 was ($7.1) million, or ($0.20) per share, as compared to a loss from continuing operations for the quarter ended June 30, 2008 of ($16.1) million or ($0.47) per share. Stock-based compensation expense was approximately $1.2 million in the second quarter of 2009 as compared to $1.5 million in the second quarter of 2008, net of stock-based compensation expense associated with the divestiture of CombinatoRx Singapore.

Research and development expenses from continuing operations totaled $6.1 million in the second quarter of 2009 compared to $15.7 million in the second quarter of 2008. The decrease was due primarily

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to reduced clinical program costs related to Synavive™ and CRx-401.

General and administrative expenses were $4.8 million in the second quarter of 2009 compared to $3.8 million in the second quarter of 2008. The increase was due primarily to costs associated with negotiating the merger agreement with Neuromed.

Financial Implications of Restructurings:

CombinatoRx announced a restructuring initiative in November 2008 to focus on its core drug discovery strengths by reducing its workforce and scope of activities. On July 1, 2009, in connection with the entry into an Agreement and Plan of Merger with Neuromed, CombinatoRx committed to an additional restructuring plan that will result in a reduction of an additional 36% of its workforce. As a result of the July 2009 restructuring plan, CombinatoRx plans to record a one-time restructuring charge of approximately $1.7 million in the quarter ended September 30, 2009, primarily representing cash payments for severance and other personnel-related expenses, offset by a restructuring credit for vacating a portion of the CombinatoRx facility earlier than planned. As a result, CombinatoRx is reducing its ongoing operating cash expenditures to provide financial viability and strategic flexibility with current cash reserves without equity financing to fund its planned operations into 2012.

Conference Call Information:

CombinatoRx senior management, including Robert Forrester, Interim President and Chief Executive Officer and Justin Renz, Senior Vice President and Chief Financial Officer of CombinatoRx, will provide an update on the Company and discuss second quarter 2009 financial results via conference call at 8:30 a.m. EDT on Monday, August 10, 2009. To access the call, please dial 866-543-6407 or 617-213-8898 (international) five minutes prior to the start time and provide the passcode 12101782. A replay of the call will be available from 11:30 a.m. ET on August 10, 2009 until August 24, 2009. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the passcode 55351591. A live audio webcast of the call will also be available on the “Investors” section of the company’s website, www.combinatorx.com. An archived audio webcast will be available on the CombinatoRx website two hours after the event and will be archived for 14 days.

About CombinatoRx:

CombinatoRx, Incorporated (CRXX) is pioneering the new field of synergistic combination pharmaceuticals. Going beyond traditional combinations, CombinatoRx creates product candidates with novel mechanisms of action, striking at the biological complexities of human disease. The CombinatoRx proprietary drug discovery technology provides a renewable and previously untapped source of novel drug candidates. The Company was founded in 2000 and is located in Cambridge, Massachusetts. To learn more about CombinatoRx, please visit www.combinatorx.com.

Forward-Looking Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning CombinatoRx, its planned merger with Neuromed, Neuromed’s product candidate Exalgo and its potential for FDA approval and the ability to generate future revenues for the combined company, Neuromed’s agreement with Mallinckrodt, the CombinatoRx drug discovery technology and collaboration with Novartis, Fovea’s product candidate Prednisporin™, its clinical potential and the amended agreement with Fovea, the potential of the CombinatoRx product candidates Synavive and CRx-401, its financial condition, results of operations, projected expenses and its cash balances and business plans. These forward-looking statements about future expectations, plans and prospects of CombinatoRx involve significant risks, uncertainties and assumptions, including risks related to the ability to complete the merger transaction with Neuromed, potential difficulty and delays in obtaining regulatory approval for the sale and marketing of Exalgo, or CombinatoRx’s product candidates,

245 First Street, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com the unproven nature of the CombinatoRx drug discovery technology, the ability of Novartis, Fovea and Mallinckrodt to perform their obligations under their collaboration agreements with CombinatoRx and Neuromed, the ability of the Company or its collaboration partners to initiate and successfully complete clinical trials of its product candidates, the Company's ability to obtain additional financing or funding for its research and development and those other risks that can be found in the "Risk Factors" section of the CombinatoRx Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that CombinatoRx periodically files with the Securities and Exchange Commission. Actual results may differ materially from those CombinatoRx contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and CombinatoRx does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

Important Additional Information Will Be Filed with the SEC

This press release does not constitute an offer of any securities for sale. In connection with the merger with Neuromed, CombinatoRx has filed with the SEC a registration statement on Form S-4, which includes a proxy statement/prospectus of CombinatoRx and Neuromed and other relevant materials in connection with the proposed transactions. Investors and security holders of CombinatoRx are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about CombinatoRx, Neuromed and the proposed transaction. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by CombinatoRx by directing a written request to CombinatoRx, Incorporated, 245 First Street, Third Floor, Cambridge, MA 02142, Attention: Secretary. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

CombinatoRx and its respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of CombinatoRx in connection with the merger. Information about the executive officers and directors of CombinatoRx and their ownership of CombinatoRx common stock is set forth in the proxy statement/prospectus, which was filed with the SEC on August 7, 2009. Investors and security holders may obtain additional information regarding the direct and indirect interests of CombinatoRx, Neuromed and their respective executive officers and directors in the merger by reading the proxy statement/prospectus regarding the merger when it becomes available.

(c) 2009 CombinatoRx, Incorporated. All rights reserved. -end-

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2009	2008	2009	2008

Revenue:
Collaborations	$3,005	$2,723	$5,334	$5,436
Government contracts and grants	313	203	617	424

Total revenue	3,318	2,926	5,951	5,860

Operating expenses:
Research and development	6,106	15,651	13,243	31,044
General and administration	4,824	3,783	8,471	7,639
Restructuring	(425)	—	16	—

Total operating expenses	10,505	19,434	21,730	38,683

Operating loss	(7,187)	(16,508)	(15,779)	(32,823)

Interest income	60	597	188	1,651
Interest expense	(11)	(175)	(27)	(368)
Other	(11)	(3)	(7)	34

Loss from continuing operations before provision for

income taxes	(7,149)	(16,089)	(15,625)	(31,506)

Provision for income taxes	—	—	—	(20)

Loss from continuing operations	(7,149)	(16,089)	(15,625)	(31,526)

Discontinued operations:
Loss from discontinued operations	(529)	(1,536)	(1,536)	(2,810)
Gain on disposal of discontinued operations	15,640	—	15,640	—

Gain (loss) on discontinued operations	15,111	(1,536)	14,104	(2,810)

Net income (loss)	$7,962	$(17,625)	$(1,521)	$(34,336)

Net income (loss) per share applicable to common
stockholders — basic and diluted:
From continuing operations	$(0.20)	$(0.47)	$(0.44)	$(0.91)
From discontinued operations	0.43	(0.04)	0.40	(0.08)

Net income (loss) per share applicable to common
stockholders — basic and diluted	$0.23	$(0.51)	$(0.04)	$(0.99)

Weighted average number of common shares used in net
income (loss) per share calculation — basic and diluted	35,026,106	34,773,053	35,019,779	34,740,098

245 First Street, Cambridge, MA 02142

Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com

CombinatoRx, Incorporated
Condensed Consolidated Balance Sheets
(in thousands except per share data)
(Unaudited)

	June 30,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$5,280	$3,039
Restricted cash	1,250	1,250
Short-term investments	21,224	36,614
Accounts receivable	—	124
Unbilled accounts receivable	76	314
Prepaid expenses and other current assets	963	1,001
Current assets of discontinued operations	—	7,837

Total current assets	28,793	50,179

Property and equipment, net	9,640	12,400
Property and equipment of discontinued operations, net	—	995
Restricted cash and other assets	2,984	2,923

Total assets	$41,417	$66,497

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,294	$2,842
Accrued expenses	3,951	4,067
Accrued restructuring	646	1,902
Deferred revenue	7,280	5,384
Current portion of lease incentive obligation	575	575
Current liabilities of discontinued operations	—	19,822

Total current liabilities	13,746	34,592

Deferred revenue, net of current portion	5,384	6,325
Deferred rent, net of current portion	1,643	1,680
Lease incentive obligation, net of current portion	3,787	4,074
Accrued restructuring, net of current portion	—	968
Liabilities of discontinued operations	—	66

Noncontrolling interest in discontinued operations	—	2,917

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and
outstanding	—	—
Common stock, $0.001 par value: 60,000 shares authorized; 35,084 and 35,090 shares
issued and outstanding at June 30, 2009 and December 31, 2008, respectively	35	35
Additional paid-in capital	253,328	267,238
Accumulated other comprehensive income	12	73
Accumulated deficit	(236,518)	(251,471)

Stockholders’ equity	16,857	15,875

Total liabilities and stockholders’ equity	$41,417	$66,497

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Ph: 617 301 7000 Fax: 617 301 7010 www.combinatorx.com